EXHIBIT 3.1

                           THIRD AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   TANOX, INC.

      TANOX, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      1. The name of the corporation is Tanox, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was the 23rd day of December 1999. The date of filing of its Amended and Restated Certificate of Incorporation with the Secretary of State was the 28th day of December 1999. The date of filing of its Second Amended and Restated Certificate of Incorporation was the 1st day of February, 2000.

      2. This Third Amended and Restated Certificate of Incorporation restates, integrates and also further amends the certificate of incorporation, as provided herein.

      3. This Third Amended and Restated Certificate of Incorporation was duly adopted by the affirmative vote of a majority of its stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

                                   ARTICLE ONE

      The name of the corporation is Tanox, Inc.

                                   ARTICLE TWO

      The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THREE

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                  ARTICLE FOUR

      The total number of shares of all classes of stock which the Corporation shall have authority to issue is 130,000,000 shares which shall be divided into
(a) 10,000,000

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shares, designated as Preferred Stock, having a par value of $.01 per share (the
"Preferred Stock"), and (b) 120,000,000 shares, designated as Common Stock, having a par value of $.01 per share (the "Common Stock").

      A statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation is as follows:

A.    PREFERRED STOCK

      The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of this Certificate of Incorporation and the limitations prescribed by law, the Board of Directors is expressly authorized by adopting resolutions to issue the shares, fix the number of shares and change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (and whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), a redemption price or prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, without any further action or vote by the stockholders.

B.    COMMON STOCK

      1.    DIVIDENDS.

      Subject to the preferred rights of the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, as and when declared by the Board of Directors out of the funds of the Corporation legally available therefor, such dividends of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to stockholders of record on such dates, not exceeding 60 days preceding the dividend payment dates, as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend.

      2.    LIQUIDATION.

      In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Common Stock ratably in proportion to the number of shares of Common Stock held by them respectively.

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      3.    VOTING RIGHTS.

      Except as otherwise required by law, each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation.

                                  ARTICLE FIVE

A.    BOARD OF DIRECTORS.

      The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office.

      Except as otherwise provided in the initial Bylaws of the Corporation, at each annual meeting of stockholders, the successors to the directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the year following the year of their election and until their successors have been duly elected and qualified. At each annual meeting of stockholders at which a quorum is present, the persons receiving a plurality of the votes cast shall be directors. No director may be removed from office by a vote of the stockholders at any time except for cause. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

B.    VACANCIES.

      Any vacancy on the Board of Directors resulting from death, retirement, resignation, disqualification or removal from office or other cause, as well as any vacancy resulting from an increase in the number of directors which occurs between annual meetings of the stockholders at which directors are elected, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that those vacancies resulting from removal from office by a vote of the stockholders may be filled by a vote of the stockholders at the same meeting at which such removal occurs. The directors chosen to fill vacancies shall hold office for a term expiring at the end of the next annual meeting of stockholders at which the term to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately, as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOUR applicable thereto, and each director so elected shall not be subject to the provisions of this ARTICLE FIVE unless otherwise provided therein.

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C.    POWER TO MAKE, ALTER AND REPEAL BYLAWS.

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend and repeal the Bylaws of the Corporation subject to the power of the stockholders of the Corporation to adopt, amend and repeal any Bylaw whether adopted by them or otherwise.

                                   ARTICLE SIX

      The Corporation reserves the right to amend, alter, change or repeal any provision in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

                                  ARTICLE SEVEN

      No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

                                  ARTICLE EIGHT

      The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, indemnify each director and officer of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders, vote of disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons and the Corporation may purchase and maintain insurance on behalf of any director or officer to the extent permitted by Section 145 of the DGCL.

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                                  ARTICLE NINE

      Special Meetings of the Corporation's stockholders may be called by the President, the Board of Directors, or such other person or persons as may be authorized in the Bylaws.

                                   ARTICLE TEN

      Any action required or permitted to be taken by the stockholders of the Corporation at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders in lieu thereof.

      IN WITNESS WHEREOF, Tanox, Inc. has caused this Third Amended and Restated Certificate of Incorporation to be signed by John Blickenstaff, its Vice President of Administration, Secretary and Treasurer this ___ day of _______________, 2000 to be effective as of the ___ day of ______________, 2000.



                                         TANOX, INC.


                                         _______________________________________
                                         John Blickenstaff, Vice President of
                                         Administration, Secretary and Treasurer

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